Exhibit 10.10

Execution Copy

AMENDMENT NO. 2 TO

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to that certain Series A Preferred Stock Purchase Agreement, dated as of February 18, 2016 (as amended by that certain Amendment No. 1 to Series A Preferred Stock Purchase Agreement, dated as of March 3, 2016, the “Agreement”), by and among TARGA RESOURCES CORP., a Delaware corporation (the “Company”), and Stonepeak Target Holdings LP, a Delaware limited partnership (the “Purchaser”), is made as of March 15, 2016, by and between the Company and the Purchaser. Capitalized terms used but not defined herein have the meanings given such terms in the Agreement.

WHEREAS, the Company and the Purchaser are parties to the Agreement, pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase from the Company, certain shares of the Preferred Stock and Warrants, in accordance with the provisions of the Agreement.

WHEREAS, the Company and the Purchaser desire to amend the Agreement as set forth in this Amendment in accordance with the provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The table included on Schedule A of the Agreement is hereby deleted in its entirety and amended to read as set forth below:

Purchaser and Address	Purchased Shares	Funding Obligation	Series A Warrant Shares	Series B Warrant Shares
Stonepeak Target Holdings LP	475,900	$490,177,000.00	6,681,636	3,221,843

717 5th Avenue, 25th Floor

New York, NY 10022

Attention: Adrienne Saunders

And

Attention: Jack Howell

With a copy (which shall not

constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street

Suite 6000

Houston, TX 77002

Attention: Cliff Vrielink

And

Attention: Tim Langenkamp

TOTAL:	475,900	$490,177,000.00	6,681,636	3,221,843

2. Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect as originally executed without waiver of any provision thereof. Whenever the Agreement is referred to in any agreement, document or other instrument, such reference will be to the Agreement as amended hereby. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

3. This Amendment shall be binding upon the Company, the Purchaser, and each of the Company’s and the Purchaser’s respective successors and permitted assigns. Except as expressly provided in this Amendment, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment, the Purchaser and each of the Company’s and the Purchaser’s respective successors and permitted assigns.

4. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first above written.

TARGA RESOURCES CORP.

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief
Financial Officer

[Signature page to Amendment No. 2 to Purchase Agreement]

STONEPEAK TARGET HOLDINGS LP

By:	STONEPEAK ASSOCIATES II LLC, its general partner

By:	STONEPEAK GP HOLDINGS II LP, its sole member

By:	STONEPEAK GP INVESTORS II LLC, its general partner

By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Michael Dorrell
Managing Member

[Signature page to Amendment No. 2 to Purchase Agreement]